Exhibit 99.(h)(4)

Exhibit (h) (4) First Amendment to Transfer Agency and Service Agreement

AMENDMENT #1

TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment #1 to Transfer Agency and Service Agreement (the “Amendment”) effective as of the 16th day of October, 2007, between Utopia Funds, a Delaware statutory trust (the “Fund”), Financial & Investment Management Group, Ltd., a Michigan corporation (“FIM”) and ALPS Funds Services, Inc., a Colorado corporation (the “Transfer Agent”).

WHEREAS, the Fund, FIM and the Transfer Agent had previously entered into that Transfer Agency and Service Agreement, dated December 12, 2005 (the “Agreement”); and

WHEREAS, Section 13.1 of the Agreement provides that the Agreement may be amended or modified by a written agreement executed by all parties and authorized or approved by a resolution of the Board of Trustees of the Fund; and

WHEREAS, the Fund, FIM and the Transfer Agent wish to amend the Agreement to provide for additional services to be performed by the Transfer Agent and to set forth the fees for those additional services.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       The Agreement is hereby amended to include a new Section 1.2(f) as set forth below:

1.2           Additional Services.

(f)            Investment Company Act Rule 22c-2.  (i) Provide via a secure website automated trade surveillance and exception monitoring and reporting to the Fund to assist the Fund in complying with its responsibilities under Rule 22c-2 of the Investment Company Act of 1940, as amended, (ii) Provide Fund with ability to analyze trading based on Fund parameters.  (iii) Provide Fund with ability to generate monthly or quarterly exception reports, by execution or account, detailing trading patterns that violate Fund parameters.  (iv) Provide Fund with ability to record and track trading violations as well as Fund research and resolution efforts to assist the Fund with its reporting and monitoring responsibilities.

2.             The Agreement is hereby amended to include as an Addendum to Schedule B (Fee Schedule) the following additional fees for the services described in Section 1.2(f):

Schedule B

Fee Schedule

Rule 22c-2 Monitoring Fees

Initial system set-up - $2,500.00

Includes:

•                  Connectivity via the Internet

•                  Establishment of technical environment for production and  pre-production testing

•                  One Branded web interface

•                  Up to 50 CUSIPS to be monitored

•                  NSCC connectivity

•                  Data conversion and import of dealer and fund information from PowerAgent

•                  Four hours of initial training

•                  Hosted application setup

Option A

Monthly fee - $1,100.00 base + $250.00 per fund

Includes:

•                  ALPS Fund Services will coordinate setup of reporting thresholds and provide Fund with exception reports on a monthly/quarterly basis

•                  Administer the exception reporting process

•                  Provide analysis and supporting data from various broker/dealers

•                  Request additional information from broker/dealers as needed

•                  Importation of the records and files necessary to describe an account transaction

•                  NSCC data charges

•                  NSCC and PR3 file loaders

•                  Up to two years of data storage

•                  Maintenance and support

Option B

Monthly fee - $1,000.00 base + $250.00 per fund

Includes:

•                  ALPS Fund Services will coordinate setup of reporting thresholds and provide Fund with exception reports on a monthly/quarterly basis

•                  Importation of the records and files necessary to describe an account transaction

•                  NSCC data charges

•                  NSCC and PR3 file loaders

•                  Up to two years of data storage

•                  Maintenance and support

FIM, on behalf of the Fund, agrees to pay the additional fees set forth above for the initial system set up and those services set forth in Option A.

3.                                       Except to the extent expressly amended hereby, the provisions of the Agreement remain in full force and effect.

4.             The validity and effect of this Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Colorado.

5.             This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Agreed to this 27th day of November, 2007.

ALPS FUND SERVICES, INC.	UTOPIA FUNDS

By: /s/ Jeremy O. May	By: /s/ Jon Mohrhardt

Name: Jeremy O. May	Name: Jon Mohrhardt

Title: Managing Director	Title: Treasurer

FINANCIAL & INVESTMENT MANAGEMENT GROUP, LTD.

By: /s/ Paul Sutherland

Name: Paul Sutherland

Title: President